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                              WAIVER AND AMENDMENT

                                       TO

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT ("Amendment") is entered into as of April __, 1998, by and among Batteries Batteries, Inc. ("BATS"), Tauber Electronics, Inc. ("TEI"), Advanced Fox Antenna, Inc. ("AFA"), Specific Energy Corporation ("SEC"), W.S. Battery & Sales Company, Inc. ("WSBS"), Battery Network, Inc. ("BN"), Battery Acquisition Corp. ("BAC"), Cliffco of Tampa Bay, Inc. ("CTB") (BATS, TEI, AFA, SEC, WSBS, BN, BAC and CTB, each a "Borrower" and collectively the "Borrowers"), IBJ Schroder Business Credit Corporation (successor to IBJ Schroder Bank & Trust Company) ("IBJS"), each of the other financial institutions named in the Loan Agreement or which hereafter become parties thereto (IBJS and such financial institutions, the "Lenders") and IBJS as agent for the Lenders (IBJS in such capacity, the "Agent").

                                   BACKGROUND

     Borrowers, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of January 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

     Borrowers have requested that Agent and Lenders (i) waive certain Events of Default and (ii) amend certain provisions of the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

     2.1. Subsection (b) of Section 6.5 is amended by adding the following proviso at that end thereof:

                  "provided, further, that, for the period commencing on October 1, 1997 and ending on March 31, 1998 this covenant shall not be deemed to be breached unless BATS on a consolidated basis shall have incurred a net loss in an amount in excess of $175,000 for the fiscal quarter ending March 31, 1998;"
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     2.2. Section 6.7 is amended in its entirety to provide as follows:

     "6.7 Fixed Charge Coverage Ratio. (a) Maintain as of the end of each fiscal period set forth below a Fixed Charge Coverage Ratio of not less than the ratio set opposite such fiscal period below

             Fiscal Period                      Fixed Charge Coverage Ratio
             -------------                      ---------------------------
 April 1, 1997 - March 31, 1998                            .40 to 1.0
 July 1, 1997 - June 30, 1998                              .35 to 1.0
 October 1, 1997 - September 30, 1998                      .65 to 1.0
 January 1, 1998 - December 31, 1998                      1.20 to 1.0
 April 1, 1998 - March 31, 1999                           1.20 to 1.0
 July 1, 1998 - June 30, 1999                             1.20 to 1.0
 October 1, 1998 - December 31, 1999                      1.20 to 1.0

             (b) Maintain as of the end of each fiscal quarter set forth below a Fixed Charge Coverage Ratio of not less than the ratio set opposite such fiscal quarter below:

          Fiscal Quarter                          Fixed Charge Coverage Ratio
          --------------                          ---------------------------
 January 1, 1998 - March 31, 1998                         (.25 to 1.00)
 April 1, 1998 - June 30, 1998                             .75 to 1.00
 July 1, 1998 - September 30, 1998                        2.00 to 1.00
 October 1, 1998 - December 31, 1998                      2.00 to 1.00

     2.3. Section 6.8 is amended by deleting the schedule set forth therein and replacing it with the following:

          Fiscal Period                                EBITDA
          -------------                                ------
 April 1, 1997 - March 31, 1998                       $1,700,000
 July 1, 1997 - June 30, 1998                         $1,450,000
 October 1, 1997 - September 30, 1998                 $2,100,000
 January 1, 1998 - December 31, 1998                  $3,300,000
 April 1, 1998 - March 31, 1999                       $4,000,000
 July 1, 1998 - June 30, 1999                         $4,000,000
 October 1, 1998 - December 31, 1999                  $4,000,000

     2.4. Section 7.10 is amended in its entirety to provide as follows:

          "7.10 Transactions with Affiliates. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions disclosed in the ordinary course of business, on an arm's length basis on terms no less favorable than terms which
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     would have been obtainable from a Person other than an Affiliate; (b) the
     Management Agreement; (c) the Affiliated Leases; and (d) payments to Steve Rade for fees due to him in connection with his services as Director and President of AFA; provided, however, no payments shall be made (i) under the Management Agreement or (ii) to Steve Rade, until (x) Agent shall have received copies of the annual financial statements required to be delivered pursuant to Section 9.7 hereof of BATS on a consolidated basis for the fiscal year ending December 31, 1998 indicating (I) no Event of Default has occurred and is then continuing and (II) a Fixed Charge Coverage Ratio of at least 1.2 to 1.0 for such Fiscal Year and (y) after giving effect to (I) the prepayment required pursuant to Section 2.14(b) hereof and (II) any such payment under the Management Agreement and to Steve Rade, there shall be Undrawn Availability of not less than $700,000, provided, further, that, Borrowers may pay interest to Steve Rade on the deferred amount at a rate per annum to be determined by Borrowers, but in any event not more than 10% per annum."

     3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Lender hereby waives the Event of Default that has occurred as a result of Borrower's non-compliance with Section 6.8 of the Loan Agreement, to the extent that such Event of Default arose solely as a result of Borrower's failure to maintain EBITDA of at least $2,850,000 for fiscal period January 1, 1997 through December 31, 1997.

     4. Conditions of Effectiveness. This Amendment shall become effective, when and only when (a) Lender shall have received an original copy of this Amendment duly executed by Borrower and (b) Lender shall receive a fee in the amount of $30,000 which may be charged to Borrowers' loan account on the effective date of this Amendment.

     5. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

          (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms.

          (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

          (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.


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     6. Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                    BATTERIES BATTERIES, INC.
                                    TAUBER ELECTRONICS, INC.
                                    ADVANCED FOX ANTENNA, INC.
                                    SPECIFIC ENERGY CORPORATION
                                    BATTERY NETWORK, INC.
                                    W.S. BATTERY & SALES COMPANY, INC.
                                    BATTERY ACQUISITION CORP.
                                    CLIFFCO OF TAMPA BAY, INC.



                                    By:
                                        -------------------------------------
                                    Name:
                                         ------------------------------------
                                    The     of each of the foregoing
                                    Corporations



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                                    IBJ SCHRODER BUSINESS CREDIT CORPORATION,
                                    as Agent and as Lender


                                    By:
                                        -------------------------------------
                                    Name:
                                          -----------------------------------
                                    Title:
                                          -----------------------------------